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                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                  CENTEX CORPORATION 2003 EQUITY INCENTIVE PLAN
                         (LAST AMENDED ON MAY 12, 2005)

1.    PLAN

      The Centex Corporation 2003 Equity Incentive Plan (the "Plan") was adopted by the Corporation to reward certain key Employees of the Corporation and its Affiliates and Non-employee Directors of the Corporation by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Corporation.

2.    OBJECTIVES

      The purpose of this Centex Corporation 2003 Equity Incentive Plan is to further the interests of the Corporation and its shareholders by providing incentives in the form of Awards to key Employees and Non-employee Directors who can contribute materially to the success and profitability of the Corporation and its Affiliates. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Corporation parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Corporation's continued success and progress. This Plan will also enable the Corporation and its Affiliates to attract and retain such Employees and Non-employee Directors.

3.    DEFINITIONS

      As used herein, the terms set forth below shall have the following respective meanings:

      "AFFILIATE" means a Subsidiary or Joint Venture.

      "AUTHORIZED OFFICER" means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

      "AWARD" means an Employee Award or a Director Award.

      "AWARD AGREEMENT" means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.

      "BOARD" means the Board of Directors of the Corporation.

      "BLACK-SCHOLES VALUE" means the formula given by the option pricing model of such name used to calculate the theoretical fair value of a stock option at any given time.

      "CHANGE IN CONTROL" unless otherwise defined by the Committee, means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended,

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whether or not the Corporation is then subject to such reporting requirement;
provided, that, without limitation, such a change in control shall be deemed to have occurred if:

            (i) a third person, including a "Group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of Common Stock having fifty (50) percent or more of total number of votes that may be cast for the election of Directors; or

            (ii) as a result of, or in connection with, a contested election for Directors, persons who were Directors immediately before such election shall cease to constitute a majority of the Board.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COMMITTEE" means the independent Compensation Committee of the Board as is designated by the BOARD to administer the Plan.

      "COMMON STOCK" means Centex Corporation common stock, par value $.25 per share.

      "CORPORATION" means Centex Corporation, a Nevada corporation, or any successor thereto.

      "DIRECTOR" means an individual who is a member of the Board.

      "DIRECTOR AWARD" means any Option, Stock Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

      "DISABILITY" means a disability that renders the Participant unable to engage in any occupation in accordance with the terms of the Long Term Disability Plan of Centex Corporation.

      "DIVIDEND EQUIVALENTS" means, with respect to Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

      "EMPLOYEE" means an employee of the Corporation or any of its Affiliates.

      "EMPLOYEE AWARD" means any Option, Stock Award, or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

      "EMPLOYEE DIRECTOR" means an individual serving as a member of the Board who is an Employee of the Corporation or any of its Affiliates.

      "EMPLOYER" means the Corporation and any Subsidiary or Joint Venture.

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      "EQUITY AWARD" means any Option, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FAIR MARKET VALUE" of a share of Common Stock means, as of a particular date, (i) (A) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (B) if Common Stock is not so listed but is quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the NASDAQ National Market at the time of exercise, (C) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated or (D) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Corporation to administer the Plan.

      "FULL TIME EMPLOYEE" means a person actively and regularly engaged in work at least 40 hours a week.

      "GRANT DATE" means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

      "GRANT PRICE" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

      "JOINT VENTURE" means any joint venture, partnership, limited liability company or other non-corporate entity in which the Corporation has at least 50% ownership, voting, capital or profit interests (in whatever form).

      "NON-EMPLOYEE DIRECTOR" means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Affiliates.

      "OPTION" means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which is not intended to comply with the requirements set forth in Section 422 of the Code.

      "PARTICIPANT" means an Employee or Non-employee Director to whom an Award has been granted under this Plan.

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      "PERFORMANCE AWARD" means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

      "PERFORMANCE GOAL" means a standard established by the Committee, to determine in whole or in part whether a Qualified Performance Award shall be earned.

      "QUALIFIED PERFORMANCE AWARD" means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in
Section 8(a)(iii)(B) of the Plan.

      "RESTRICTED STOCK" means Common Stock that is restricted or subject to forfeiture provisions.

      "RESTRICTION PERIOD" means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

      "RETIREMENT" means the Participant's voluntary termination of employment from the Employer, and where the context indicates, includes Vested Retirement.

      "STOCK AWARD" means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

      "STOCK UNIT" means a unit equal to one share of Common Stock (as determined by the Committee) granted to either an Employee or a Non-employee Director.

      "SUBSIDIARY" means any corporation of which the Corporation directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

      "VESTED RETIREMENT" means the voluntary termination of all employment by a Participant (excluding a Non-employee Director) who is a Full Time Employee from the Employer at any time after the Participant is age 55 or older, has at least 10 Years of Service and the sum of age and Years of Service equals at least 70. Calculation of eligibility for Vested Retirement shall be based on whole years of age and Years of Service on the date as of which the calculation is being made. Any partial years shall be disregarded.

      "YEARS OF SERVICE" means the Participant's years of employment with an Employer. A Participant shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed with an Employer, provided that the Participant continues to be employed by an Employer on such anniversary date.

4.    ELIGIBILITY

      (a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those Employee Directors and Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Corporation and its Affiliates.

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      (b) Directors. Members of the Board eligible for the grant of Director
Awards under this Plan are those who are Non-employee Directors.

5.    COMMON STOCK AVAILABLE FOR AWARDS

      Subject to the provisions of paragraph 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 6,665,970 shares. No more than 2,221,990 shares of Common Stock shall be available for Stock Awards, other than Options or Performance Awards. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Corporation by either actual delivery or by attestation, or by withholding shares of Common Stock, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Corporation or an Affiliate acquiring another entity or an interest in another entity. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.    ADMINISTRATION

      (a) This Plan shall be administered by the Committee except as otherwise provided herein.

      (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or

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otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

      (c) No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7.    DELEGATION OF AUTHORITY

      Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may authorize the Chief Executive Officer of the Corporation or a committee consisting solely of members of the Board to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other executive officers of the Corporation its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.    AWARDS

      (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Corporation. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Affiliates, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance.

            (i) Option. An Employee Award or Director Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Notwithstanding anything

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      contrary contained in this Plan including Sections 8(a)(i)(A) and (B), in no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that "reload" the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Participants pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (A) Except as is otherwise provided in the Award Agreement and subject to Committee discretion as provided in Section 6(b):

                        (1) all rights to exercise an Option shall terminate
                  within four (4) months after the date the Participant ceases to be an Employee, or ceases to be a Director, whichever may occur later, for any reason other than death or Disability (but in no event later than the end of the original period of the Option).

                        (2) In the event of a Participant's death, an Option
                  will terminate fifteen (15) months thereafter.

                        (3) In the event of a Participant's Disability and
                  resulting termination of employment, an Option will terminate six (6) months after such Participant's employment termination date.

                        (4) In the event the employment of the Participant is
                  terminated for cause (as determined by the Committee), all Options whether or not vested shall terminate immediately.

                        (5) All unvested Options are cancelled upon termination
                  of employment; except that all non-qualified options shall immediately vest upon Vested Retirement.

                  (B) However, if an Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an Employee, ceases to be an Employee), has at least ten (10) years of service as a Director, then all Common Stock subject to such Option will vest on the date the Director ceases to be a Director, and all rights to exercise such Option will terminate three (3) years thereafter (but in no event later than the original period of the Option). Also, if an Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an Employee, ceases to be an Employee), has less than ten (10) years of service as a Director, then all Common Stock subject to such Option will continue to vest in accordance with its terms for a period of three (3) years following such date, and all rights to exercise such Option will terminate three (3) years after such date (but in no event later than the original period of the Option). If Options are awarded in the final two (2) years of the term of a Director who is approaching age 70, or an Employee Director who is at least age 55 with at least ten
            (10) years of service and his or her age plus years of service equal at least 70, the outside exercise date is the one provided in the Option or

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            seven (7) years from the grant date, whichever occurs earlier. This paragraph 8(a)(i)(B) shall not apply to a Participant who is terminated for cause (as determined by the Committee).

                  (C) However, if an Option is held by a Participant who retires and satisfies the test for Vested Retirement, then all rights to exercise any and all Options will terminate twelve (12) months following the date of the Vested Retirement. To the extent that an Award provides a longer term to exercise, such Award will control.

                  (D) Attached hereto are resolutions adopted by the Committee on May 13, 2004 pertaining to vesting and exercise. The provisions of section 8(a)(i)(A)(5) and 8(a)(i)(C) above are intended to incorporate such resolutions. To the extent of any conflict between the terms of such resolutions and this Plan, the resolutions will control.

            (ii) Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (i) the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement, (ii) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, (iii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period and (iv) the restrictions set forth in a Stock Award will terminate immediately if the Participant retires prior to the date on which the restrictions would otherwise terminate and at Retirement he or she is age 65 or older or, if not yet age 65, the Participant satisfies the test for vested Retirement.

            (iii) Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant.

                  (A) Nonqualified Performance Awards. Performance Awards
            granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

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                  (B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Corporation or the applicable sector, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: (a) earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue);
            (e) margins, including net, operating or pre-tax margins; (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders' equity, margins); or (i) customer satisfaction, based on specified objective goals, or a customer survey sponsored by the Corporation or one or more business units or divisions of the Corporation.

                  (C) Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation
            Section 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

      (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

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            (i) no Participant may be granted, during any fiscal year, Employee
      Awards consisting of Options (including Options that are granted as Performance Awards) that are exercisable for more than 1,110,995 shares of Common Stock;

            (ii) no Participant may be granted, during any fiscal year, Employee Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 555,497 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above and (c)(i) and (ii) below, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

            (iii) no Participant may be granted Employee Awards under this Plan consisting of cash (including Awards that are granted as Performance Awards) in respect of any fiscal year having a value determined on the Grant Date in excess of an amount equal to 2% of the consolidated net income of the Corporation and its subsidiaries for such fiscal year plus the Black-Scholes Value, determined as of the Option Grant Date, of Options on 219,977 shares of Common Stock determined as if such Options had an Option Grant Date on the effective date of the Employee Award.

      (c) Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:

                  (A) no Participant may be granted, during any fiscal year,
            Director Awards consisting of Options (including Options that are granted as Performance Awards) that are exercisable for more than 53,327 shares of Common Stock and

                  (B) no Participant may be granted, during any fiscal year,
            Director Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 33,330 shares of Common Stock.

9.    CHANGE IN CONTROL

      Notwithstanding the provisions of paragraph 8 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant's employment (or service as a Non-employee Director) with the Corporation or one of its Affiliates, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based equity awards vested at target level (regardless of the otherwise applicable vesting or exercise schedules or Performance Goals provided for under the Award Agreement or the terms of the Equity Award).

10.   PAYMENT OF AWARDS

      (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on

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transfer and forfeiture provisions. If such payment is made in the form of
Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

      (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Corporation in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

      (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

      (d) Substitution of Awards. Subject to paragraphs 13 and 15, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

11.   OPTION EXERCISE

      Following exercise the Grant Price shall be paid in full in cash at the time of delivery of the stock or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock owned by the optionee, or having the Corporation withhold from the shares otherwise issuable pursuant to the Option an appropriate number of shares of Common Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or have Common Stock withheld in payment of the Grant Price. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

      An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common

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

Stock of the requisite value in which case the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

      If an optionee desires to pay the Grant Price of an Option by having the Corporation withhold from the shares otherwise issuable pursuant to the Option shares of Common Stock of the requisite value, then, subject to any conditions and in compliance with any procedures as the Committee may adopt, the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option.

12.   TAXES

      The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Corporation to a Participant who is an Employee to permit the payment of taxes required by law.

13.   AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

      The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation's stock is listed. Notwithstanding anything herein to the contrary, without the prior approval of the Corporation's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option.

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14.   ASSIGNABILITY

      Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award or to a family limited partnership, trust or similar entity pre-approved by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, beneficiary designation or the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15.   ADJUSTMENTS

      (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

      (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board may make appropriate adjustments to (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (y) to cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

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16.   RESTRICTIONS

      No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17.   UNFUNDED PLAN

      This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Corporation to administer the Plan. The Corporation shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18.   RIGHT TO EMPLOYMENT

      Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.

19.   SUCCESSORS

      All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

20.   GOVERNING LAW

      This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

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

21.   EFFECTIVENESS

      The Plan will be submitted to the stockholders of the Corporation for approval at the 2003 annual meeting of shareholders and, if approved, will become retroactively effective as of April 1, 2003.

22.   NYSE LIMITATIONS

      If any provision of this Plan has the effect of increasing the number of shares available for Awards hereunder by adding back shares and such provision constitutes a "formula" under the formula plan rules of the New York Stock Exchange, Inc. ("NYSE") (including Section 303A.08 of the NYSE's Listed Company Manual), then the portion of such provision that constitutes a "formula" shall be operative only until, and shall cease to be effective on, the date that is 10 years after July 17, 2003 or, if later, the date of the most recent shareholder approval of the Plan.

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

RESOLUTION RELATED TO STOCK OPTIONS ADOPTED BY THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS OF CENTEX CORPORATION ON MAY 13, 2004.

      RESOLVED, that all non-qualified options held by Full Time Employees to acquire common stock of Centex Corporation awarded under any of the stock plans listed below, whether awarded before or after May 13, 2004, shall be subject to the following from and after May 13, 2004:

      1. If an optionee shall voluntarily terminate employment and at such time he or she is age 55 or older, has at least 10 Years of Service and the sum of age and Years of Service equals at least 70, then all non-qualified options held by him or her shall immediately vest upon the termination of employment ("Vested Retirement").

      2. All rights to exercise such vested options will terminate 12 months following the date of such Vested Retirement. However, to the extent that an option agreement provides a longer time to exercise following voluntary termination of employment, then such agreement will control.

      3. As used herein: "Full Time Employee" means a person actively and regularly engaged in work at least 40 hours a week; and "Years of Service" means an optionee's years of employment with Centex Corporation or any of its Affiliates. An optionee shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed by Centex Corporation or its Affiliate, provided that the optionee continues to be employed by such employer on such anniversary date.

      4.    The stock plans covered are:

            -     Centex Corporation Amended and Restated 1987 Stock Option Plan

            - Seventh Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan

            -     Amended and Restated Centex Corporation 2001 Stock Plan

            -     Amended and Restated Centex Corporation 2003 Equity Incentive
                  Plan

      FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby directed to take all steps that they deem necessary or appropriate to communicate the substance of the foregoing resolution to option holders who are affected and, where they deem necessary, to document the substance of this resolution by way of amendments to the stock plans and to existing option agreements.

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